                                                                     EXHIBIT 4.6

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES SHALL NOT BE TRANSFERRED OR PLEDGED EXCEPT IN ACCORDANCE WITH SECTION VI OF A CERTAIN EXCHANGE AGREEMENT DATED AS OF DECEMBER 18, 2003 WITH THE COMPANY.

         THIS NOTE, AND THE WARRANT ATTACHED HERETO, SHALL CONSTITUTE A JUNIOR NOTE UNIT. THIS NOTE WILL NOT BE DETACHABLE FROM THE WARRANT UNTIL AUGUST 1, 2005, AND THIS NOTE AND THE WARRANT WILL ONLY BE TRANSFERABLE AS A UNIT PRIOR TO THAT TIME. IF THIS NOTE IS REDEEMED BY THE COMPANY PURSUANT TO SECTION 4 HEREOF PRIOR TO AUGUST 1, 2005, THE ATTACHED WARRANT WILL REVERT TO THE COMPANY FOR NO FURTHER CONSIDERATION AND WILL BE CANCELED. THE JUNIOR NOTE UNIT MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, MORTGAGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
         SECTION 6 HEREOF.

                         LEXINGTON PRECISION CORPORATION

                13% Junior Subordinated Note due November 1, 2009

$346,667.00

                                                        Dated: December 18, 2003
                                                              New York, New York

         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to MICHAEL A. LUBIN the principal sum of THREE HUNDRED FORTY SIX THOUSAND SIX HUNDRED SIXTY SEVEN DOLLARS (U.S.$ 346,667.00) on November 1, 2009, together with accrued interest thereon as herein provided.

1.       Interest.

         The Company promises to pay interest on the principal amount of this Note at the rate of 13% per annum from the date of this Note until the principal amount of this Note shall have been paid in full. The Company will pay interest quarterly on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date"), commencing on February 1, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.

         2.1. The Company shall pay interest on each Note to the person who is the registered holder of a Note ("Noteholder" or "Holder") at the close of business on the January 15, April 15, July 15 or October 15 preceding the Interest Payment Date. The Holder must surrender this Note to the Company at its offices at 767 Third Avenue, New York, New York 10017-2023 or such other address as the Company may specify in a notice mailed or delivered to the registered address of the Holder hereof (the "Designated Office") to collect principal payments. The Company shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail an interest check to the Holder's registered address. In the event this Note is issued or held in two or more units, such units shall hereinafter be collectively referred to as the "Notes" and individually as a "Note", and in the event this Note shall be the only Note outstanding, the term "Notes" as used herein shall refer only to this Note. Any payment of interest or principal which is due on a Saturday, Sunday or holiday shall be payable on the next succeeding business day.

         Each Note issued by the Company upon transfer of, in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         2.2. Notwithstanding subparagraph 2.1 hereof, the Company will make payments of principal and interest by check payable to the order of the Holder of this Note duly mailed or delivered to its registered address, or, if requested, by wire transfer of federal or other immediately available funds to its account at any bank or trust company in the United States of America. Before any such Note is transferred in accordance with the terms hereof, the Holder will make or cause to be made a notation thereon of principal payments previously made thereon and of the date to which interest thereon has been paid.

3.       Subordination.

         3.1. The Company covenants and agrees, and the Holder of this Note by such Holder's acceptance hereof likewise covenants and agrees, that the payment of the principal of and interest on the Notes is subordinated and subject in right of payment, to the extent and in the manner provided in this paragraph 3, to the prior payment in full of all Senior Debt (as hereinafter defined).

         This paragraph 3 shall constitute a continuing offer to all persons who, in reliance upon the provisions of this paragraph 3, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

         3.2. Upon the occurrence of any default in the payment of principal, premium, if any, or interest then due and payable in respect of any Senior Debt (whether at maturity, upon redemption, by declaration, or otherwise), no direct or indirect payment (in cash, property, securities, by set-off, or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest on the Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the Notes, and no Holder of any Note shall be entitled to demand or receive any such payment (any of the foregoing payments or actions being referred to in this paragraph 3 as a "Payment"), unless and until such default has been waived or cured or all amounts then due and payable for principal of, premium, if any, and interest on all Senior Debt shall have been paid in full or provision therefor in cash, in cash equivalents or in accordance with the terms of such Senior Debt and the agreements, if any, under which such Senior Debt was issued or created, shall have been made.

         The Company may not make any Payment if:

         (a) a default or event of default under any agreement governing Senior Debt (other than a default or event of default relating to payment of principal, premium, if any, or interest, either at maturity, upon redemption, by declaration, or otherwise) occurs and is continuing that permits the holders of such Senior Debt to accelerate its maturity (whether or not such acceleration has occurred); and

         (b) the Company receives a notice of such default or event of default from a person who may give such notice (including, without limitation, a holder of such Senior Debt, a representative of any such holder, or a trustee for the benefit of holders of such Senior Debt).

         Notwithstanding the provisions of this paragraph 3, the Company may make Payments on the Notes when:

                           (i) the default or event of default is cured or waived; or

                           (ii) 90 days pass after the earliest such notice is given, with respect to such default or event of default so long as this paragraph 3 otherwise permits a Payment at that time.

         In the event that any Noteholder receives any Payment at a time when such Noteholder has actual knowledge such payment is prohibited by this paragraph 3, such Payment shall be held by such Noteholder in trust for the benefit of, and shall be paid over and delivered forthwith, upon written request, to the holders and owners of Senior Debt as their interests may appear or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Debt.

         The Company shall endeavor to give prompt written notice to each Noteholder of any default in payment of principal of or interest on any Senior Debt.

         3.3. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation, or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Debt shall first be entitled to receive payments in full of the principal thereof and interest due thereon before the Holders of the Notes are entitled to receive any payment on account of the principal of or interest on the Notes;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled except for the provisions of this paragraph 3, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt or their representative, or to the trustee under the indenture under which Senior Debt may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

         (c) in the event that, notwithstanding the foregoing provisions of this subparagraph 3.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holders of the Notes on account of principal of or interest on the Notes before all Senior Debt is paid in full, or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Debt may have been issued (pro rata as provided in clause (b) of this subparagraph 3.3), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

         Upon any payment or distribution of assets of the Company referred to in this paragraph 3, the Holders shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holders, for the purpose of ascertaining the person entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amounts thereof, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this paragraph 3. In the event that the Noteholder determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this paragraph 3, such Noteholder may request such person to furnish evidence to the reasonable satisfaction of such Noteholder as to the amount of Senior Debt held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this paragraph 3, and if such evidence is not furnished, such Noteholder may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         The Company shall give prompt written notice to any Noteholder of any dissolution, winding up, liquidation, or reorganization of the Company.

         3.4. Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Debt to the same extent as the Notes are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders of the Notes by virtue of this paragraph that otherwise would have been made to the Holders of the Notes shall, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this paragraph 3 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

         3.5.     Nothing contained in this paragraph 3 or elsewhere in this
Note is intended to or shall impair, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this paragraph 3 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Nothing contained in this paragraph 3 or elsewhere in this Note is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any event of default specified in this paragraph 3 that has not been cured or waived, payments at any time of the principal of or interest on the Notes.

         3.6. No right of any present or future holder of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act (other than a waiver thereof enforceable against such holder) or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         3.7. The failure to make a payment on account of principal or interest by reason of any provision in this paragraph 3 shall not be construed as preventing the occurrence of an Event of Default under paragraph 9 of this Note.

4.       Optional Redemption.

         4.1. The Notes are subject to redemption, as a whole or, from time to time, in part (in units of $1,000 or integral multiples thereof), at the option of the Company, on not less than 30 nor more than 60 days' prior notice. Each Note shall be redeemable at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest to the date of redemption.

         4.2. In the event that at the time the Company elects to make a redemption pursuant to this paragraph 4, there is more than one Note outstanding, the aggregate principal amount of such redemption shall be allocated among the then outstanding Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Notes.

         4.3. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address specifying: (i) the redemption date; (ii) the redemption price; (iii) that Notes to be redeemed must be surrendered to the Company to collect the redemption price; (iv) that interest on the Notes called for redemption ceases to accrue on and after the redemption date; and (v) the aggregate principal amount of each Note to be redeemed and the registration or serial number of such Note. The selection of Notes for any redemption will be made by the Company. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         4.4. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Company, such Notes shall be paid at the redemption price plus accrued interest to the redemption date.

         4.5. Upon surrender of a Note that is redeemed in part, the Company shall issue to the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

5.       Covenants.

         The Company covenants and agrees that so long as the Notes remain outstanding:

         5.1. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

         5.2. The Company shall pay, to the extent permitted by applicable law, interest on overdue principal at 2% per annum above the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         5.3. The Company shall deliver to the Holders within 15 days after it files them with the U.S. Securities and Exchange Commission ("SEC") copies of the annual reports and of all other information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         5.4. The Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Company. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company will cause its financial statements, including any notes thereto, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations", to be mailed to the Holders within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters of each fiscal year.

         5.5. The Company shall deliver to the Holders within four months after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2003, an Officers' Certificate stating that:

         (a) the signing officers have supervised a review of the activities of the Company and its Subsidiaries (as hereinafter defined) during the preceding fiscal year to determine whether the Company has observed and performed its obligations under the Notes;

         (b) to the best knowledge of each officer signing such certificate, the Company has observed and performed all of its covenants contained herein and is not in default in the observance and performance of any of the terms, provisions and conditions of the Notes (or if the Company is in such default, specifying those defaults of which he has knowledge and the nature thereof); and

         (c) to the best knowledge of each such signing officer, no event has occurred and is continuing that would prohibit payment of the principal or interest on the Notes.

         5.6. The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any other person unless (i) such other person is a corporation organized or existing under the laws of the United States or a state thereof, (ii) such person expressly assumes all the obligations of the Company under the Notes, and (iii) immediately after such transaction no Default exists. Thereafter all such obligations of the predecessor corporation shall terminate. Upon request of the Holders, the Company shall deliver to the Holders prior to any such proposed transaction an Officers' Certificate that such proposed transaction complies with the provisions of this paragraph.

6.       Denomination, Transfer, Exchange.

         6.1. The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that, to the extent necessary to issue Notes pursuant to the Exchange Agreement dated as of December 18, 2003 among the Company and the holders of the Notes (the "Exchange Agreement"), Notes may be issued in a fractional denomination of $1,000. The registered Holder of a Note may be treated as the owner of it for all purposes (including, without limitation, for the purpose of receiving payment of principal of, premium, if any, and interest on such Note) and the Company shall not be affected by any notice to the contrary. The Notes may not be transferred or otherwise disposed of except to a registered assign and otherwise in accordance with the terms of the Exchange Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted hereby. The Company need not transfer or exchange any Note (or portion of a Note in an integral multiple of $1,000) selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will issue a new Note of like tenor as if the lost, stolen, destroyed, or mutilated Note were then surrendered for exchange in lieu of such lost, stolen, destroyed, or mutilated Note.

         6.2. If (a) at any time any Holder or Holders of not less than 51% of the aggregate principal amount of Notes then outstanding shall so request of the Company in a written notice delivered to the Company, whether or not there is more than one holder of the Notes, or (b) in connection with any registration of Notes under the Securities Act of 1933, as amended (the

"Securities Act"), the Company deems it necessary or appropriate to qualify an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended (the "TIA"), the Company will, as soon as reasonably practicable, execute and deliver to a bank or trust company organized under the laws of the United States of America or any state thereof having an office in New York, New York, as trustee, satisfactory to the Company, and having a capital surplus of at least $100,000,000 (if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms), an indenture of trust (the "Indenture"), providing for the issuance, and will authorize the issuance thereunder as herein provided, of a principal amount of new 13% junior subordinated notes of the Company (the "New Notes"), equal in aggregate principal amount to the aggregate principal amount of all Notes outstanding and unpaid at the time of such authorization, bearing interest at the same rate as such outstanding Notes and in all other respects substantially similar to, and having substantially the same rights and privileges carried by, the Notes.

         The Indenture and the New Notes to be issued thereunder shall, insofar as may be appropriate, respectively embody the substance of all covenants, conditions and provisions of the Notes, together with such other provisions as may be desirable (not inconsistent with the provisions of the Notes) and as are usually contained in indentures of similar issuers providing for notes of comparable aggregate principal amount and maturity, or are usually contained in such notes.

         At the time of the execution of the Indenture, the Company shall cause counsel (which may include an employee of or counsel to the Company or the trustee under the Indenture) to furnish to the Noteholders and to the trustee under the Indenture an opinion to the effect that (i) the Indenture has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and (ii) the New Notes have been duly authorized, and when executed, authenticated and delivered as provided in the Indenture, will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         After the execution and delivery of the Indenture, upon surrender of any Note by the holder thereof, the Company will deliver to such holder, in exchange therefor, New Notes, in the same principal amount and with the same maturities as the Notes surrendered, in such authorized form and denomination as such holder may elect, and bearing interest from the date to which interest shall have been paid on the Notes so surrendered. The holders of the Notes agree to surrender such Notes and to otherwise cooperate with the Company in connection with any qualification of the Indenture under the TIA. Upon issuance of New Notes pursuant to the Indenture, the Company shall apply the provisions set forth in Sections V, VI, and 8.1 of the Exchange Agreement, provided that in so applying such provisions, the term "Notes" be deemed to include the term "New Notes".

7.       Amendment, Supplement, Waiver.

         This Note and any other Notes outstanding may be amended (or any provision hereof, waived) with the written consent of the Company and the Holder or Holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Note, the rate or the time of payment of interest thereon or the principal amount thereof without the written consent of the

Holder of the Note so affected, (ii) reduce the aforesaid outstanding principal amount of Notes, the Holders of which are required to consent to any such amendment or waiver, without the written consent of the Holders of all the Notes then outstanding, or (iii) increase the outstanding principal amount of the Notes, the Holders of which may declare the Notes to be due and payable without the written consent of the Holders of all Notes then outstanding. The Company and each Holder of a Note then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions hereof, whether or not such Note shall have been marked to indicate such modification, but any
Note issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the Holders herein provided, the Company shall transmit a copy of the instrument evidencing such modification to all of the Holders of the Notes then outstanding.

8.       Defaults and Remedies.

         8.1.     An "Event of Default" occurs if:

         (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

         (b) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

         (c) the Company fails to comply with any of its other covenants, conditions or agreements in the Notes and the default continues for the period and after the notice specified below;

         (d) an event or events of default, as defined in any one or more mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company or any Subsidiary (other than the Company' 12 3/4% Senior Subordinated Notes due February 1, 2000), whether such Debt now exists or shall hereafter be created, shall happen which permits the holders of such Debt to declare an aggregate principal amount of at least $250,000 of such Debt to become due and payable prior to the date on which it would otherwise have become due and payable and such event of default shall not have been cured in accordance with the provisions of such instrument, or such Debt shall not have been discharged within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Holders of at least 51% in principal amount of the outstanding Notes a written notice specifying such event or events of default and requiring the Company to cause such event of default to be cured or such Debt to be discharged, and stating that such notice is a "Notice of Default" hereunder; provided, however, that the Company is not in good faith contesting in appropriate proceedings the occurrence of such an event of default;

         (e) a court of competent jurisdiction shall enter a final, non-appealable judgment or judgments for the payment of money in the aggregate in excess of $250,000 against the Company or any Subsidiary (other than in respect of the Company's 12 3/4% Senior Subordinated Notes due February 1,
2000) and the judgment is not rescinded, annulled, stayed or satisfied for a period (during which execution shall not be effectively stayed) of 30 days after the amount of such judgment is determined;

         (f) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (iv) makes a general assignment for the benefit of its creditors; or

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company in an involuntary case,

                           (ii) appoints a Custodian of the Company or for all or substantially all of its property, or

                           (iii)    orders the liquidation of the Company,

         and the order or decree remains unstayed and in effect for 30 days.

         A default under clause (c) of this subparagraph 8.1 is not an Event of Default until the Holders of at least 51% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default".

         In the event the Company shall incur any Debt, other than Senior Debt, that contains a cross-default provision, the Company shall promptly amend this Note to add at least as favorable a provision.

         8.2. If an Event of Default (other than an Event of Default specified in subparagraph 8.1(a), (b), (f) or (g)) occurs and is continuing, the Holders of at least 51% in principal amount of the outstanding Notes, by notice to the Company, may declare the principal of, and accrued interest on, all the Notes to be due and payable immediately. If an Event of Default specified in subparagraph 8.1(a) or (b) occurs, the Holder of this Note, by notice to the Company, may declare the principal amount of, and accrued interest on, this Note to be due and payable immediately. If an Event of Default specified in subparagraph 8.1(f) or (g) occurs, all unpaid principal, and accrued interest on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of any Noteholder. Upon such declaration, such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Notes, by notice to the Company, may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived (other than the nonpayment of principal of and accrued interest on the Notes that shall have become due by acceleration) and if the rescission would not conflict with any judgment or decree.

         8.3. If an Event of Default occurs and is continuing, the Noteholders may pursue any available remedy by proceeding at law or in equity to collect the principal of, and interest on, the Notes or to enforce the performance of any provision of the Notes. A delay or omission by any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         8.4. Subject to paragraph 7 of this Note, the Holders of a majority in principal amount of the outstanding Notes by notice to the Company may waive an existing Default and its consequences. When a Default is waived, it is cured and no longer continuing.

9.       Definitions; Rules of Construction.

         9.1. For all purposes of this Note, the following definitions shall apply unless the text otherwise requires:

         "Affiliate" means any person directly or indirectly controlling, controlled by, or under common control with the Company.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

         "Company" means the party named as such in this Note until a successor replaces it and thereafter means the successor.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Debt" means (1) any debt of the Company (i) for borrowed money, or
(ii) evidenced by a note, debenture or similar instrument (including a capitalized lease or a purchase money obligation) given in connection with the acquisition of any property or assets, including, without limitation, securities; (2) any debt of others described in the preceding clause (1) that the Company has guaranteed or for which it is otherwise liable; and (3) any amendment, renewal, extension, restructuring, refunding or replacement of any such debt described in (1) and (2) above.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Senior Debt" means all Debt (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, amendments, extensions or refundings thereof, as the same may be renewed, amended, extended or refunded, from time to time) unless the instrument under which such Debt is created, incurred, assumed or guaranteed expressly provides that such Debt is not senior in right of payment to the Notes, but Senior Debt does not include
(1) Debt of the Company to any of its subsidiaries or Affiliates, and (2) any Debt or liability for compensation to employees of the Company, or incurred for the purchase of goods, materials or services in the ordinary course of business and which constitutes a trade payable.

         "Series B Preferred Stock" means the $8 Cumulative Convertible Preferred Stock, Series B of the Company.

         "Subsidiary" means a corporation a majority of whose Voting Stock is owned by the Company or a Subsidiary.

         "Voting Stock" means capital stock having voting power under ordinary circumstances to elect directors.

         9.2.     Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (c)      "or" is not exclusive; and

         (d) words in the singular include the plural, and in the plural include the singular.

10.      No Recourse Against Others.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or for any claim based on, in respect of, or by reason of, the Notes or their issuance.

         Each Noteholder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

11.      Abbreviations.

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as : TEN COM (= tenants in common), TENANT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A/ (= Uniform Gifts to Minors Act).

12.      Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made, given or served if delivered by hand (effective upon tender of delivery) or sent by registered or certified mail, return receipt requested (effective at the time of postmark) addressed:

         (a) If to the holder of this Note or any other Note, at the address of such holder set forth on the registration books of the Company; or

         (b) If to the Company, at 767 Third Avenue, 29th Floor, New York, New York 10017-2023 or at such other address as may have been furnished to the holders of the Notes in writing by the Company.

13.      Information Confidential.

         By acceptance of this Note, the Holder hereof acknowledges that certain of the information received or to be received by it pursuant hereto may be confidential and proprietary and for its use only, and agrees that the Holder will not use such confidential or proprietary information in violation of the Securities Act, the Exchange Act or any other law, rule or regulation and will use its reasonable efforts to maintain the confidentiality of any confidential or proprietary information so received by it that is not otherwise available from other sources; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of the Holder to disclose any such information concerning the Company that (i) is already in the public domain through no fault or action on the part of the Holder or (ii) it may be required to disclose pursuant to or as required by law or as directed by any court of competent jurisdiction in connection with any action to which the Holder or the Company is a party.

14.      Severability.

         Any provision or provisions of this Note found to be unenforceable or prohibited by law will be ineffective only to the extent of such unenforceability or prohibition and no other provision hereof will be invalidated thereby.

15.      Waiver of Usury Law.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily (and that it will resist any effort to make it do so involuntarily) insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law wherever enacted, or at any time hereafter in force, which may affect the covenants or the performance of this Note.

16.      Governing Law and Consent to Forum.

         16.1. THIS NOTE IS DELIVERED IN AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

         16.2. ANY ACTION OR SUIT IN CONNECTION WITH THIS NOTE MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK OR A UNITED STATES DISTRICT COURT SITUATE IN THE STATE OF NEW YORK, THE COMPANY HEREBY CONSENTING TO THE NONEXCLUSIVE JURISDICTION OF EACH THEREOF.

         IN WITNESS WHEREOF, LEXINGTON PRECISION CORPORATION has caused this Note to be dated and to be executed and attested to on its behalf by its duly authorized officers, and its corporate seal to be hereunto duly affixed.

                                           LEXINGTON PRECISION CORPORATION

                                           By: _______________________________
                                                     Dennis J. Welhouse
                                                    Senior Vice President
                                                 and Chief Financial Officer

[SEAL]

Attest:

_________________

                                 ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

              (Insert assignee's social security or tax ID number)

           __________________________________________________________

           __________________________________________________________

           __________________________________________________________

              (Print or type assignee's name, address and zip code)

           __________________________________________________________

and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:    Your signature: _______________________________________________________
                           (Sign exactly as your name appears on the other side
                                            of this Note)

Signature Guarantee: ___________________________________________________________